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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 28, 2005
                Date of Report (Date of earliest event reported)


                             MACROVISION CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                  000-22023               77-0156161
(State or other jurisdiction of     (Commission          (I.R.S. employer
 incorporation or organization)      File No.)         identification number)


                            2830 DE LA CRUZ BOULEVARD
                          SANTA CLARA, CALIFORNIA 95050
          (Address of principal executive offices, including zip code)

                                 (408) 743-8600
              (Registrant's telephone number, including area code)




                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2.02       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        On February 28, 2005, Macrovision Corporation (the "Company") issued a press release reporting its financial results for the fourth quarter ended December 31, 2004 and providing guidance for fiscal year 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

        The press release is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

        In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Macrovision provides pro forma earnings and pro forma earnings per share in the press release as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. Macrovision's management believes that this presentation of pro forma earnings and pro forma earnings per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, management uses these measures for reviewing the financial results of Macrovision and for budget planning purposes.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

        On February 22, 2005, in the course of preparing its 2004 financial statements, the Company determined that, due to a clerical error, it understated its tax expense in the fourth quarter of 2003 by approximately $2.8 million. Accordingly, the Company will restate its previously issued financial statements for fiscal year 2003, including the fourth quarter of 2003. As a result, the Company has determined that its previously issued financial statements in its 2003 Annual Report on Form 10-K should no longer be relied upon.

        These adjustments will increase the accrual for income taxes and, as a result of the cumulative additional income tax expense to be recorded for the restated period, reduce retained earnings and stockholders' equity. The additional income tax expense relates to U.S. taxation on income earned outside the U.S. The adjustment is not expected to have a cash impact on the Company. The Company presently believes the impact on its earnings per share for 2003 will be approximately $ (0.06) per share, however, the adjustment remains subject to final review. Between February 23, 2005 and the date of this filing, the Company's audit committee discussed the restatement and the underlying issues described above with the Company's management and KPMG LLP, the Company's independent registered public accountants. The Company expects to file its corrected financial statements for the fiscal year ended December 31, 2003 within the next few weeks.

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ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

        The following exhibit is furnished with this report on Form 8-K:

        EXHIBIT
        NUMBER                          DESCRIPTION

        99.1 Press release dated February 28, 2005, reporting financial results for the fourth Puarter ended December 31, 2004 and providing guidance for fiscal year 2005.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MACROVISION CORPORATION
                                           (Registrant)




Date:  February 28, 2005              By:  /s/ George M. Monk
                                           -------------------------------------
                                           George M. Monk
                                           Acting Chief Financial Officer